Exhibit 3.1
CERTIFICATE OF INCORPORATION
OF
CODY RESOURCES, INC.
I, the undersigned, for purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:
I.
The name of this corporation is Cody Resources, Inc.
II.
The address, including street, number, city and country, of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is the Corporation Trust Company.
III.
The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
IV.
The Corporation is authorized to issue one class of stock, which shall be designated as “Common Stock”. The total number of shares of Common Stock the Corporation is authorized to issue is Fifty Million (50,000,000) with a par value of $.001 per share.
In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.
V.
The number of directors of the corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.
VI.
The election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.
VII.
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

VIII.
The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same exists or as may hereafter be amended and supplemented from time to time, indemnify any and all directors and officers whom it shall have the power to indemnify under said Section 145 from and against any and all of the expenses, liabilities, or other matters referred to or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person. To the fullest extent permitted by Delaware law, as it may be amended from time to time, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.
IX.
The incorporator of the Corporation is Andrew J. Levinson, whose address is 1350 Broadway, 11th Floor, New York, NY 10018.
X.
The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.
IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated therein are true.
Dated: June 19, 2008

/s/ ANDREW J. LEVINSON
Andrew J. Levinson, Incorporator

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CODY RESOURCES, INC.
The following Certificate of Amendment of Certificate of Incorporation has been duly adopted in accordance with provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.
CODY RESOURCES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That the Certificate of Incorporation of Cody Resources, Inc. (the “Corporation”) was filed with the Secretary of State of Delaware on June 19th, 2008.
SECOND: That pursuant to a Unanimous Written Consent of Directors and Consent of Stockholders of the Corporation, resolutions were duly adopted that the Certificate of Incorporation of the Corporation be amended as follows:

RESOLVED:	That the Certificate of Incorporation of the Corporation be amended by deleting Article I thereof and replacing it in its entirety with the following:
“I. The name of this corporation is ChromaDex Corporation.”
THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware, and prompt written notice shall be duly given pursuant to Section 228 of the General Corporation Law of the State of Delaware to those stockholders who did not approve the amendment by written consent.
IN WITNESS WHEREOF, Cody Resources, Inc. has caused this Certificate to be signed by its President and Secretary this 20th day of June, 2008.

CODY RESOURCES, INC.
By:	/s/ Donald Sampson
Donald Sampson, President

ATTEST:

By:	/s/ Barbara M. Grant Barbara M. Grant, Secretary